Exhibit 4.02

NEITHER THIS NOTE, NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES STATUTE OR SOME OTHER EXCEPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Stratus Media Group, Inc.

10% SECURED CONVERTIBLE PROMISSORY NOTE

This 10% SECURED CONVERTIBLE PROMISSORY NOTE (“Note”), dated as of December 19, 2013, is entered into by Stratus Media Group, Inc., a Nevada corporation (the “Company”) and Sol J. Barer (the “Holder”).

1.           Principal and Interest. The Company, for value received, hereby promises to pay to the order of the Holder, in lawful money of the United States, the principal amount of $150,000, together with interest accrued on the unpaid principal of this Note at the per annum rate of ten percent (10%) commencing on the date hereof. Accrued interest due under this Note (computed on the actual number of days elapsed on the basis of a 360 day year) shall be payable via the issuance of shares of the Company’s common stock, provided that no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default (as hereinafter defined), or via cash at the Company’s option, and shall be payable on the Applicable Maturity Date. Shares of the Company’s common stock issued to the Holder as payment for interest due hereunder shall be valued in accordance with Section 2(a) hereof if issued in connection with a Mandatory Conversion (as hereinafter defined), Section 2(b) hereof if issued in connection with an Optional Conversion (as hereinafter defined) or Section 8(d) if issued in connection with a Default Conversion (as hereinafter defined).

Subject to Section 2 hereof, this Note is due and payable on the date (the “Applicable Maturity Date) (a) that is six (6) months from the date hereof, or (b) following an Event of Default (as defined below). On the Applicable Maturity Date, so long as no Event of Default exists, and so long as no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Company shall have the right to request an extension of the Applicable Maturity Date for one (1) additional six (6) month period. To make such request, the Company shall give written notice to Holder of the Company’s request to extend the Applicable Maturity Date for an additional six (6) month period on or before the Applicable Maturity Date, and provided that no Event of Default exists, and that no event has occurred that, with the passage of time, the giving of notice, or both, would constitute an Event of Default, the Holder shall accept the Company’s request for a renewal of the Applicable Maturity Date, subject to execution by the Company of any documents or instruments reasonably requested by the Holder to evidence such extension. Subject to Section 2 hereof, the Company shall, on the Applicable Maturity Date (the “Payment Date”), pay the outstanding principal and all accrued and unpaid interest on this Note.

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2.           Conversion and Prepayment. The outstanding principal amount of this Note and any accrued but unpaid interest hereon shall be convertible and redeemable as follows:

(a)          Mandatory Conversion. In the event of the closing by the Company of a Qualified Financing (as defined below) on or before the Applicable Maturity Date, the Company and the Holder shall each have the obligation to convert (the “Mandatory Conversion”) all of the then-outstanding principal of this Note, together with any accrued and unpaid interest not heretofore paid, on a dollar-for-dollar basis into the securities being issued and sold in the Qualified Financing (“Conversion Securities”) at a conversion price (the “Conversion Price”) equal to 50% of the purchase price per share or unit of the Conversion Securities paid in the Qualified Financing and otherwise on the terms and conditions of the Qualified Financing. If the securities sold in the Qualified Financing are not shares of the Company’s common stock, the Conversion Price shall be 50% of the lowest price per share for which one share of common stock is then issuable upon the conversion or exercise of the Conversion Securities issued and sold in the Qualified Financing. The Company shall give the Holder at least five (5) business days’ notice (the “Financing Notice”) of the anticipated closing of a Qualified Financing, and any such conversion shall take place concurrently with the closing thereof. A “Qualified Financing” shall mean the sale of equity, debt or a combination of equity and debt in one or more transactions in which either the Company or its subsidiaries receives gross proceeds totaling at least $7,500,000. In the event that this Note is converted in accordance with this Section 2(a), then the Holder shall become party to a securities purchase agreement, in customary form, and all related agreements, along with the investors participating in such Qualified Financing.

(b)          Prepayment. Prior to the Applicable Maturity Date, and in the event a Mandatory Conversion has not occurred, , the Company may elect to prepay this Note, in which case the Company shall give written notice to the Holder at least five (5) business days prior to the date fixed for repayment (the “Prepayment Notice Period”) of the Company’s intent to prepay the Note (the “Payment Notice”). During such Prepayment Notice Period, the Holder shall have the right, but not the obligation, to convert (the “Optional Conversion”) all or any portion of the principal and accrued but unpaid interest then due under this Note into shares of the Company’s common stock at a conversion price per share equal to 50% of volume weighted average price per share of common stock (the “VWAP”) for the five (5) business days immediately preceding the date of the Payment Notice. If the Holder shall not have elected the Optional Conversion, or if the Holder elected to convert only a portion of the amount due it under the Note, following the expiration of the Prepayment Notice Period the Company shall immediately satisfy all principal then due the Note in full, together with all accrued but unpaid interest, in cash.

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(c)          Mechanics and Effect of Conversion. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, within two (2) business days of the applicable Conversion, issue and deliver to the Holder, at such principal office, a certificate or certificates for the number of securities to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note.

(d)          Opinions. The Company shall pay all fees and costs of its counsel, or counsel for the Holder, as the case may be, in connection with the rendering of any and all opinions requested by the Holder which the Holder deems necessary for the resale of the shares of the Company’s common stock which may be issued in connection with this Note. In the event that Holder, or its assignees (the “Assignees”), has any shares of the Company’s common stock bearing any restrictive legends, and Holder and/or its Assignees, through its counsel or other representatives, submits to the Company’s transfer agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act of 1933, as amended, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, in addition to other remedies available to the Holder and the Assignees are hereby irrevocably and expressly authorized to have counsel to Holder render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends in accordance with the applicable Federal securities laws, and the Company hereby irrevocably authorizes and directs the Company’s transfer agent to, without any further confirmation or instructions from the Company, issue any such shares in accordance with the opinion of Holder’s counsel, and deliver such shares to Holder and/or the Assignees in the same manner as set forth in Section 2(c) hereof. If the Company or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents, certificates or instructions required for the removal of the restrictive legends, and as permitted hereby, counsel to Holder renders any such required opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and in such circumstances, the restrictive legends or other restrictions are not removed, then to the extent such shares of stock are eligible for re-sale (or re-issuance) under Rule 144, or otherwise could be lawfully transferred (or re-issued) without restrictions under applicable laws, the failure of the Holder and/or the Assignees to receive such certificates within the time frames and as otherwise required by this Note shall be an immediate Event of Default under this Note. Following the issuance and delivery of this Note by the Company, the Company shall deliver a letter to the Holder, executed by the Company’s transfer agent, pursuant to which the transfer agent acknowledges that it has received irrevocable instructions from the Company, authorizing the transfer agent to rely on opinions and other certificates and instruments from the Holder or its counsel, as permitted above, for purposes of having restrictive legends and other restrictions on the transfer of stock certificates removed, and further acknowledging that such instructions are irrevocable and cannot be altered, changed or withdrawn by the Company without Holder’s prior written approval, which approval may be given or withheld in Holder’s sole discretion.

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(e)          Reserved Shares. The Company shall at all times which is Note is outstanding reserve from its authorized but unissued shares of common stock a sufficient number of shares to permit for the full conversion of this Note pursuant to the provisions in set forth.

3.           Security for Obligations.

(a)          For purposes of the Note, “Collateral” means all of the Company’s right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Company (including under any trade names, styles or derivations thereof) and whether owned or consigned by or to, or leased from or to, the Company, and regardless of where located, and any and all proceeds or products of (or additions or accessories to) any of the foregoing.

(b)          To secure the prompt and complete payment, performance and observance of all of the obligations of the Company to the Holder pursuant to the Note (including, without limitation, the Company’s obligation to timely pay the principal amount of the Note, all fees and all other amounts payable by the Company to the Holder hereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined), the Company hereby pledges, assigns, transfers, hypothecates, and sets over to the Holder, and hereby grants to the Holder a continuing security interest in, all of the Company’s right, title and interest in, to and under the Collateral, until such Obligations are paid in full and agrees to file and perfect such security interest on behalf of Holder. At any time upon the Holder’s request, the Company shall execute and deliver to the Holder any other documents, instruments or certificates requested by the Holder for the purpose of properly documenting and perfecting the security interests of the Holder in and to the Collateral granted hereunder, including any additional security agreements, mortgages, control agreements, and financing statements.

4.           No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California. If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

5.           Attorneys’ Fees. If the indebtedness represented by this Note or any part hereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by the Holder, as well as any and all interest that has accrued on the outstanding principal after the commencement of bankruptcy, receivership or other judicial proceedings.

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6.           Transfer. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties hereto. This Note and the obligations evidenced hereby are not transferrable or assignable by the Company without the Holder’s specific written consent, which content may be given or withheld in Holder’s sole discretion.

7.           Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered to the appropriate addresses listed therein.

8.           Event of Default.

(a)          General. The Company, without notice or demand of any kind, shall be in default under this Note if an Event of Default (as defined below) occurs. Upon an Event of Default, the principal amount then outstanding of, and the accrued interest on, this Note shall be immediately due and payable.

(b)          Definition. For purposes of this Note, an “Event of Default” is any of the following occurrences:

(i)                 The Company shall fail to pay the outstanding principal and all accrued and unpaid interest under this Note on the Applicable Maturity Date; or

(ii)               If the Company shall (i) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, (iii) consent to the appointment of a custodian, receiver, trustee (or other officer with similar powers) of itself or of any substantial part of its property, (iv) be adjudicated insolvent or (v) take corporate action for the purpose of any of the foregoing; or

(iii)             If a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed without thirty (30) days; or

(iv)             The Company shall take any corporate action authorizing, or in furtherance of, any of the foregoing;

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(v)               The Company shall fail to remain “current” in its reporting obligations under the Securities Exchange Act of 1934, as amended, or its common stock should no longer be quoted on the OTC Bulletin Board, or

(vi)             Any failure to perform or default in the performance by the Company that continues after applicable grace and cure periods, if any, under any covenant, condition or agreement contained herein.

(c)          Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any principal or interest on this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

(d)          Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, elect to convert (the “Default Conversion”) the principal and all accrued but unpaid interest due under this Note into shares of the Company’s common stock at a conversion price per share equal to 50% of the VWAP for the five (5) business days preceding the date of the Event of Default. The provisions of Sections 2(c), (d) and (e) hereof shall apply to the mechanics of a Default Conversion of this Note by the Holder upon an Event of Default.

9.           Registration Rights.

(a)          If at any time during the three year period commencing on the Closing the Company decides to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation), other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or an offering of securities solely to the Company’s existing stockholders, (iii) for a dividend reinvestment plan, (iv) or on Form S-4 or the then equivalent, the Company shall (x) give written notice of such proposed filing to the Holder and its assignees (each being a “Holder”), as identified by the Holder (the “Assignees”) as soon as practicable but in no event less than 15 business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) to the extent permitted under the provisions of Rule 145 under the Securities Act, offer to the Holder and the Assignees in such notice the opportunity to register the resale of such number of shares of the Company’s common stock issued or issuable upon the conversion of the Note, including principal and interest (the “Registrable Securities”) as the Holder and/or the Assignees may request in writing within five business days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Such notice to the Holder and the Assignees shall continue to be given for each applicable registration statement filed by the Company until such time as all of the Registrable Securities have been registered and sold by the Holder and/or the Assignees.

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(b)          If at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each selling Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 3 for the same period as the delay in registering such other securities. The foregoing notwithstanding, the Company shall not be required to register any Registrable Securities if (i) such Registrable Securities are eligible for sale pursuant to Rule 144 and (ii) upon presentation of the appropriate legal opinion and other documentation typically required for the sale of restricted securities under Rule 144, the Company acts promptly in allowing (or causing its stock transfer agent to allow) the sale of such Registrable Securities.

(c)          In case of an underwritten public offering, if the managing underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company, after consultation with the managing underwriter(s), should reasonably determine that the inclusion of the Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of a Holder, then (A) if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata (based upon the number of Registrable Securities requested to be included in the registration), or (B) if the Company after consultation with the underwriter(s) recommends the inclusion of none of the Registrable Securities, none of the Registrable Securities of any Holder shall be included in such registration statement; provided, however, that if securities are being offered for the account of other persons as well as the Company who have greater priority than the Holders, then the amount of the Registrable Securities otherwise to be included in the registration statement shall be reduced by the amount of the securities having greater priority.

(d)          Each Holder hereby agrees that, if requested by the Company or the representative of the underwriters of Registrable Securities of the Company, such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Registrable Securities of the Company held by such Holder (other than those included for sale in the registration or acquired in the Company’s first firm commitment underwritten public offering of its Common Stock registered and declared effective under the Securities Act or in the open market thereafter) for a period specified by the representative of the underwriters of equity securities of the Company not to exceed 180 days (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) following the effective date of a registration statement of the Company filed under the Securities Act; provided that the same lock-up is agreed to by all directors and officers of the Company and shareholders individually owning more than 1% of the Company’s outstanding Common Stock.

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(e)          The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to or following the effectiveness of such registration, whether or not any Holder has Registrable Securities included in such registration.

(f)          In connection with a registration statement, each selling Holder shall be required to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the registration statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time prior to the filing of such registration statement or any supplemented Prospectus and/or amended registration statement.

(g)          If a registration statement refers to any Holder by name as the holder of any securities of the Company, then such Holder shall have the right to require the deletion of the reference to such Holder in any amendment or supplement to the registration statement that is filed subsequent to the time that such reference ceases to be required by the Securities Act.

(h)          Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under a registration statement until it has received copies of the Prospectus as then amended or supplemented as and notice from the Company that such registration statement and any post-effective amendments thereto have become effective and (ii) it and its officers, directors and Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with the sale of Registrable Securities pursuant to such registration statement.

(i)          Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company, such Holder will immediately discontinue disposition of such Registrable Securities under the registration statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended registration statement, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or registration statement.

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(j)          The Company shall bear all fees and expenses attendant to registering the Registrable Securities, including the expenses of any legal counsel selected by the Purchaser to represent it in connection with the sale of the Registrable Securities and the costs of any opinions of counsel related to the resale of the Registrable Securities by the Purchaser and/or the Assignees, but the Purchaser and the Assignees shall pay any and all underwriting commissions related to the Registrable Securities. The Company shall use its best efforts to cause any registration statement filed pursuant to the registration rights granted herein to remain effective for the earliest to occur of (a) nine months from the date that the Purchaser and the Assignees are first given the opportunity to sell all of the Registrable Securities, (b) the sale of all Registrable Securities, or (c) the date all Registrable Securities are eligible for sale under Rule 144.

10.           Waivers and Amendments. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

11.           Governing Law. This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of Nevada, without regard to conflicts of laws provisions thereof.

STRATUS MEDIA GROUP, INC.,
A Nevada corporation

By: __________________________
Jerold Rubinstein
Chief Executive Officer

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